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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements and Post Effective Amendments on Form S-3 Nos. 333-08319 and 333-51913 of Lehman Brothers Inc. and in the related Prospectuses, of our report dated January 7, 1999, with respect to the consolidated financial statements of Lehman Brothers Inc. included in its 1998 Annual Report on Form 10-K for the year ended November 30, 1998.

                                          /s/ Ernst & Young LLP

                                          ERNST & YOUNG LLP

New York, New York
February 26, 1999